UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2020 (January 13, 2020)

ALDEYRA THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36332	20-1968197
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

131 Hartwell Avenue, Suite 320

Lexington, MA 02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 761-4904

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALDX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) January 13, 2020, based upon the recommendation of the Nominating/Corporate Governance Committee of the Board of Directors (the “Board”) of Aldeyra Therapeutics, Inc. (“Aldeyra”), the Board elected Nancy Miller-Rich as a Class I director, with her initial term expiring at Aldeyra’s 2021 annual meeting of stockholders. In connection with Ms. Miller-Rich’s election, and pursuant to the Company’s bylaws, the Board has increased the number of directors to eight. A copy of the press release announcing the election of Ms. Miller-Rich is attached as Exhibit 99.1 and incorporated herein by reference.

Pursuant to Aldeyra’s non-employee director compensation program, as a non-employee joining the Board, Ms. Miller-Rich was granted a non-statutory stock option to purchase 24,264 shares of Aldeyra’s common stock on January 13, 2020 with an exercise price equal to the closing stock price of Aldeyra’s common stock on The Nasdaq Capital Market on January 13, 2020. This option will vest ratably in annual installments over three years of service following the date of grant. She will also receive an annual fee of $30,000 for service as a director. In addition, she will be eligible to receive, upon the conclusion of each annual meeting of stockholders, a non-statutory stock option to purchase approximately $86,000 of Aldeyra’s common stock on that date with an exercise price equal to the fair market value of Aldeyra’s common stock on the grant date. Such annual grant will vest in full on the one-year anniversary of the grant date. Aldeyra’s non-employee director compensation program is described in further detail in Aldeyra’s Proxy Statement for its 2019 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 22, 2019 pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.

Ms. Miller-Rich and Aldeyra will also enter into an indemnification agreement requiring Aldeyra to indemnify her to the fullest extent permitted under Delaware law with respect to her service as a director. The indemnification agreement will be in the form entered into with Aldeyra’s other directors and executive officers. This form is attached hereto as Exhibit 99.2.

There is no arrangement or understanding between Ms. Miller-Rich and any other person pursuant to which Ms. Miller-Rich was appointed as a director. The Board has determined that Ms. Miller-Rich is an independent director in accordance with applicable rules of the Securities and Exchange Commission and the Nasdaq Stock Market.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Aldeyra Therapeutics, Inc. Press Release, dated January 14, 2020.

99.2	Form of Indemnification Agreement between Aldeyra Therapeutics, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.1 to Amendment No. 2 to the Aldeyra Therapeutics, Inc.’s Registration Statement on Form S-1 (SEC File No. 333-193204) filed with the SEC on March 17, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2020	ALDEYRA THERAPEUTICS, INC.

	By:	/s/ Joshua Reed
		Name:	Joshua Reed
		Title:	Chief Financial Officer